LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement"), dated as of the 30 day of April, 1996, is made and entered into on the terms and conditions hereinafter set forth, by and between Vista Information Solutions, Inc., a Minnesota corporation ("VIS"), Vista Environmental Information, Inc., a Delaware corporation ("VEI") (individually, a "Borrower" and collectively, the "Borrowers"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                                    RECITALS:

         WHEREAS, Borrowers have requested that Lender make available to Borrowers a term loan in the original principal amount of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrowers, Borrowers have made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrowers, has agreed to make the Loan upon the terms and conditions hereinafter set forth.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:


                                    ARTICLE 1
                                    THE LOAN

         1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions hereof, the Lender shall make the Loan to Borrowers by wire transfer in immediately available funds. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Note"), dated as of the date hereof, executed by Borrowers, in favor of Lender. The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrowers, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents."

         1.2 Processing Fee. Borrowers shall pay Lender a processing fee of Fifty Thousand Dollars ($50,000.00) on the date the Loan is funded.

         1.3 Partial Prepayment. Borrowers may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time.

         1.4 Purpose. The purpose of the Loan shall be to repay certain bank debt of Borrowers owed to Silicon Valley Bank, a certain $170,000 bridge loan owed to Gibraltar Trust, Sunwestern Management and Vanguard Group, and certain other obligations of Borrowers as shown on Schedule 2.1(l) and to provide additional working capital to Borrowers.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Borrower's Representations. Each Borrower hereby represents and warrants to Lender as follows:

                  (a) Corporate Status. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted.

                  (b) Subsidiaries. Schedule 2.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which Borrowers or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which either Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by Borrowers. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Borrowers and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind, except as disclosed on Schedule 2.1(b). Except where otherwise indicated herein or unless the context otherwise requires, any reference to Borrowers herein shall include Borrowers and all of its Subsidiaries.

                  (c) Authorization. Each Borrower has full legal right, power and authority to conduct its business and affairs. Each Borrower has full legal right, power and authority to enter into and perform its obligations hereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each Borrower is a party, and the performance by each Borrower of its obligations thereunder are within the corporate powers of each Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or bylaws of each Borrower, or any agreement binding upon each Borrower or its properties. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which each Borrower is a party are duly authorized to act on behalf of each Borrower.

                  (d) Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                  (e) Capitalization. The authorized capital stock of VIS consists solely of 43,890,000 shares of common stock, $.01 par value per share, of which 10,989,777 shares are issued and outstanding, 200,000 shares of Series B convertible preferred stock, $.01 par value per share all of which is issued and outstanding, 670,000 shares of Series C convertible preferred stock, $.01 par value per share, of which 643,935 shares are issued and outstanding and 240,000 shares of Series D preferred stock, $.01 par value per share, of which 187,134 shares are issued and outstanding (the "VIS Shares"). One hundred percent of the capital stock of VEI is owned solely by VIS (collectively with the VIS Shares, the "Shares"). All of the Shares are duly authorized, validly issued and outstanding and fully paid and nonassessable and free of preemptive rights. Except for the Shares, there are no shares of capital stock or other securities of Borrowers issued or outstanding. There are no outstanding options, warrants or rights to purchase or acquire from Borrowers any securities of Borrowers, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which Borrowers is a party or by which it is bound relating to any shares of capital stock or other securities of Borrowers (including the Shares), whether or not outstanding.

                  (f) Trademarks, Patents, Etc. Schedule 2.1(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by Borrower or used or required by each Borrower in the operation of such Borrower's business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by such Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances, except as disclosed on Schedule 2.1(f). There is no infringement action, lawsuit, claim or complaint which asserts that a Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark or copyright of others with respect to any apparatus or method of such Borrower or any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, and neither Borrower is in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

                  (g) No Conflicts. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrowers under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which any Borrower is a party or by which any Borrower or its respective properties may be bound or affected or to which any Borrower has not obtained an effective waiver.

                  (h) Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrowers threatened, against or affecting Borrowers or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency; and to each Borrower's knowledge, such Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  (i) Financial Statements. The consolidated financial statements of Borrowers dated December 31, 1995, which are attached hereto as Schedule 2.1(i)(A), are true and correct in all material respects have been prepared on the basis of accounting principles consistently applied, and fairly present the financial condition of the Borrowers as of the date(s) thereof. No material adverse change has occurred in the financial condition of either Borrower since the date(s) thereof, and no additional borrowings have been made by either Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

                  (j) Other Agreements; No Defaults. Neither Borrower is a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of such Borrower, or the ability of such Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

                  (k) Compliance With Law. Each Borrower has obtained all necessary licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. To each Borrower's knowledge, such Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its respective business, operations, property or financial condition and will not materially adversely affect such Borrower's ability to perform its obligations under the Loan Documents.

                  (l) Debt. Schedule 2.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrowers or any of the properties thereof is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefore are correctly described or indicated in such Schedule.

                  (m) Taxes. Each Borrower has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against either Borrower or any of the property thereof.

                  (n) Small Business Concern. Borrowers, together with their "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss. 121.103), are a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder. The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding Borrowers upon delivery, pursuant to Section 4.1 hereof, will be accurate and complete. Borrowers do not presently engage in, and will not hereafter engage in, any activities, and Borrowers will not use directly or indirectly, the proceeds from the Loan, for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations ss.107.720.

                  (o) Certain Transactions. Except as set forth on Schedule 2.1(o) hereto, neither Borrower is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever; none of said officers or directors or any members of their immediate families, are indebted to any Borrower or have any direct or indirect ownership interest in any firm or corporation with which such Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that officers and/or directors of each Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with any Borrower. No officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrowers. Neither Borrower is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  (p) Statements Not False or Misleading. No representation or warranty given as of the date hereof by Borrowers contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

                  (q) Margin Regulations. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                  (r) Significant Contracts. Schedule 2.1(r) is a complete and correct list of all contracts, agreements and other documents pursuant to which Borrowers receive revenues in excess of $25,000 per year. Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrowers know of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

                  (s) Environment. Each Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Each Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. Neither Borrower has received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
         (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).


                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

         Borrowers covenant and agree, jointly and severally, that during the term of this Agreement:

         3.1 Payment of Obligations. Borrowers shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrowers to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrowers, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

         3.2 Financial Statements and Reports. VIS shall furnish to Lender (i) as soon as practicable and in any event within ninety (90) days after the end of VIS's fiscal year, an audited consolidated and consolidating balance sheet of Borrowers as of the close of such fiscal year, an audited consolidated and consolidating statement of earnings and retained earnings of Borrowers as of the close of such fiscal year and an audited consolidated and consolidating statement of cash flows for Borrowers for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Borrowers at the close of such year and the results of its operations during such year and accompanied by a certificate of the President of VIS, stating that to the best of the knowledge of such officer, such Borrower has kept, observed, performed and fulfilled each material covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action such Borrowers propose to take in connection therewith), (ii) within fifteen (15) days of the end of each calendar month, a status report indicating the financial performance of each Borrower during such month and the financial position of each Borrower as of the end of such month,
(iii) within thirty (30) days of the end of each quarter, a consolidated and consolidating balance sheet of Borrowers as of the close of such quarter and a consolidated and consolidating statement of earnings and retained earnings of Borrowers as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and (iv) with reasonable promptness, such other financial data as Lender may reasonably request.

         3.3 Maintenance of Books and Records; Inspection. Each Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit Lender, its officers and employees and any professionals designated by Lender in writing, at Lender's expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with such Borrower or the principal officers of such Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided that no such inspection shall materially interfere with the conduct of such Borrower's business.

         3.4 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrowers shall maintain, in amounts customary for entities engaged in comparable business activities, (i) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (ii) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrowers' business. Borrowers will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrowers' Board of Directors. At the request of Lender, Borrowers will deliver forthwith a certificate specifying the details of such insurance in effect.

         3.5 Taxes and Assessments. Each Borrower shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that a Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii) so long as appropriate reserves are maintained with respect thereto.

         3.6 Corporate Existence. Each Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

         3.7 Compliance with Laws and Other Agreements. Except where the failure to do so would not materially adversely affect a Borrower's operations or its ability to fulfill its obligations under the Loan Documents, each Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which each Borrower is a party or by which each Borrower or any of its properties is bound. Without limiting the foregoing, each Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

         3.8 Notice of Default. Borrowers shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

         3.9 Notice of Litigation. Borrowers shall give notice, in writing, to Lender of (i) any actions, suits or proceedings wherein the amount at issue is in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) instituted by any persons whomsoever against either Borrower or affecting any of the assets of either Borrower, and (ii) any dispute, not resolved within sixty (60) days of the commencement thereof, between a Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of a Borrower.

         3.10 Conduct of Business. Borrowers will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement.

         3.11 ERISA Plan. If either Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect:
(i) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, and (iii) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         3.12 Dividends, Stock Rights, etc. Except for dividends paid or distributions made by VEI to VIS, neither Borrower shall declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), nor grant any preemptive rights with respect to its capital stock, without the prior written consent of Lender.

         3.13 Guaranties; Loans; Payment of Debt. Neither Borrower shall, without Lender's prior express written consent, guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to a Borrower for deposit or collection in the ordinary course of business. Neither Borrower shall, without Lender's prior express written consent, which shall not be unreasonably withheld, (i) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (ii) make any payment on any subordinated debt, except as set forth on Schedule 3.13 hereto.

         3.14 Debt. Without the express prior written consent of Lender, neither Borrower shall create, incur, assume or suffer to exist indebtedness of any description whatsoever (excluding the indebtedness evidenced by the Note, the endorsement of negotiable instruments payable to a Borrower for deposit or collection in the ordinary course of business, debts incurred in the ordinary course of business (each of which, individually, does not exceed $25,000) and the indebtedness listed on Schedule 2.1(l) hereto).

         3.15 No Liens. Neither Borrower shall create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (a) liens in favor of Lender;

                  (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

                  (c) liens in connection with the leasing of equipment in favor of the lessor of such equipment;

                  (d) liens described on Schedule 2.1(l) hereto.

         3.16 Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of Lender, neither Borrower shall (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary. Notwithstanding the foregoing, Borrowers may make acquisitions without Lenders prior consent so long as (i) the purchase price of such acquisitions is paid through the issuance of capital stock of the Borrowers or from the proceeds of an equity offering and (ii) the consolidated pro forma financial statements of the Borrowers taking into account such acquisition shows that a positive cash flow will exist after the acqusition.

         3.17 Transactions With Affiliates. Neither Borrower shall enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of a Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Borrower.

         3.18 Environment. Each Borrower shall be and remain in compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at Borrowers' expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.


                                    ARTICLE 4
                              CONDITIONS TO CLOSING

         4.1 Closing of the Loan. The obligation of Lender to fund the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

                  (a) Borrowers shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

                  (b) Lender shall have received an opinion of the Borrowers' counsel, Hillyer & Irwin, dated the Closing Date, in form and substance satisfactory to Lender's counsel, Caldwell & Caldwell, P.C.

                  (c) Borrowers shall have delivered to Lender a Note executed by Borrowers, substantially in the form of Exhibit A attached hereto and incorporated herein by this reference.

                  (d) VIS shall have delivered to Lender a Stock Purchase Warrant executed by VIS, substantially in the form of Exhibit B attached hereto and incorporated herein by this reference.

                  (e) Borrowers shall have delivered to Lender a Security Agreement executed by Borrowers and a related UCC-1 Financing Statements executed by Borrowers, each of which is substantially in the form of Exhibit C attached hereto and incorporated herein by this reference.

                  (f) Borrowers shall have delivered to Lender the Small Business Administration Forms 480, 652 and 1031 (Part A) completed by Borrowers.

                  (g) Borrowers shall have delivered to Lender the Small Business Administration Economic Impact Assessment completed by Borrowers, a form of which is attached hereto as Exhibit E and incorporated herein by this reference.

                  (h) Lender shall have received copies of the corporate charter and other publicly filed organizational documents of Borrowers, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrowers are incorporated.

                  (i) Borrower shall have delivered Landlord's Consent and Subordination of Lien, executed by Borrower's Landlord, in substantially the form attached hereto as Exhibit F and incorporated herein by this reference.

                  (j) Lender shall have received certified (as of the date of this Agreement) copies of all corporate action taken by Borrowers, including resolutions of their Boards of Directors, authorizing the execution, delivery and performance of the Loan Documents.

                  (k) Lender shall have received a certificate as to the legal existence and good standing of the Borrowers, issued by the Secretary of State or other appropriate public official in the jurisdiction in which the Borrowers are incorporated.

                  (l) Lender shall have received certificates of the Secretaries of State or other appropriate public officials as to Borrowers' qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on their financial position or its ability to conduct their business in the manner now conducted and as hereafter intended to be conducted.


                                    ARTICLE 5
                              DEFAULT AND REMEDIES

         5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five (5) days;

                  (b) Any misrepresentation by Borrowers as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrowers of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (c) Failure of Borrowers to perform any of their obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

                  (d) Either Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (e) Either Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

                  (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

                  (g) Borrowers shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrowers now or hereafter owed to Lender;

                  (h) Either Borrower shall have defaulted and continue to be in default in the timely payment or performance of any other indebtedness or obligation, which in the aggregate exceeds Twenty-Five Thousand and No/100ths Dollars ($25,000.00) or materially adversely affects such Borrower's financial condition; or

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrowers given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrowers and an opportunity to cure any Curable Default of which either Borrower has had actual knowledge for the requisite number of days set forth.

         5.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrowers to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrowers to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

                  (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

                  (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the obligations of Borrower under the Loan Documents (the "Obligations"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrowers or to any other person lawfully thereunto entitled.


                                    ARTICLE 6
                                   TERMINATION

         6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the later of (i) the Maturity Date (as defined in the Note), or (ii) the payment by Borrowers of all amounts owed to Lender, at which time Lender shall cancel the Note and deliver it to Borrowers; provided, however, that if at any time Borrowers have satisfied all obligations to Lender, Borrowers may terminate this Agreement by providing written notice to Lender.


                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Performance By Lender. If Borrowers shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrowers and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrowers or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         7.3 Costs and Expenses. Borrowers agree, jointly and severally, to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender. Borrowers further agree, jointly and severally, to pay all premiums for insurance required to be maintained by Borrowers pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

         7.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrowers shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrowers shall not assign any of their rights nor delegate any of their duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

         7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrowers hereunder and under all of the other Loan Documents.

         7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrowers in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

         7.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:           Sirrom Capital Corporation
                                        Suite 200
                                        500 Church Street
                                        Nashville, TN 37219
                                        Attention: David Sinutko

with a copy to:                     Caldwell & Caldwell, P.C.
                                        500 Church Street
                                        Suite 200
                                        Nashville, TN 37219
                                        Attention: Maria-Lisa Caldwell, Esq.

The Addresses of
Borrowers are:                      Vista Information Solutions, Inc.
                                        5060 Shoreham Place, Suite 300
                                        San Diego, CA 92122
                                        Attention: Steven Hamilton

                                   Vista Environmental Information, Inc.
                                         5060 Shoreham Place, Suite 300
                                         San Diego, CA 92122
                                         Attention: Steven Hamilton

with copies to:                     Hillyer & Irwin
                                          550 West C Street, 16th Floor
                                          San Diego, CA 92101
                                          Attention:  William A. Reavey

         7.10 Entire Agreement. This Agreement and the other written agreements between Borrowers and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by the Borrowers were not based upon any fact or material provided by Lender, nor were the Borrowers induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

         7.11 Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         7.12 Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Borrowers in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

         7.13 Jurisdiction and Venue. Each Borrower hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or any other Loan Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

         7.14 Waiver of Trial by Jury. LENDER AND BORROWERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         7.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         7.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrower, Lender and their respective agents have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                         LENDER:

                                         SIRROM CAPITAL CORPORATION,
                                            a Tennessee corporation

                                         By: /s/George M. Miller II

                                         Title: Chief Executive Officer


                                         BORROWERS:


                                         VISTA INFORMATION SOLUTIONS, INC.,
                                            a Minnesota corporation


                                         By: /s/ Thomas R. Gay

                                         Title: Chief Executive Officer



                                         VISTA ENVIRONMENTAL INFORMATION, INC.,
                                            a Delaware corporation


                                         By: /s/ Thomas R. Gay

                                         Title: Chief Executive Officer



                       INDEX OF SCHEDULES AND ATTACHMENTS


Exhibit A - Form of Note
Exhibit B - Form of Stock Purchase Warrant
Exhibit C - Form of Security Agreement and UCC-1
Exhibit D - Economic Impact Assessment
Schedule 2.1(b) - Subsidiaries
Schedule 2.1(f) - Trademarks, Patents and Copyrights
Schedule 2.1(i)(A) and (B) - Financial Statements
Schedule 2.1(l) - Debt and Liens
Schedule 2.1(o) - Shareholder Loans
Schedule 3.13 - Subordinated Debt



                             SECURED PROMISSORY NOTE


$2,500,000.00                                                    April 30, 1996

         FOR VALUE RECEIVED, the undersigned, VISTA INFORMATION SOLUTIONS, INC., a Minnesota corporation, and VISTA ENVIRONMENTAL INFORMATION, INC., a Delaware corporation, jointly and severally ("Makers"), promise to pay to the order of SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at First American Trust Company, Custody Department, 800 First American Center, Nashville, Tennessee 37237, Attn: Jeff Eubanks, or at such other place as Holder may designate to Makers in writing from time to time, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($2,500,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen and one-half percent (13.5%) per annum (computed on the basis of a 360-day year).

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of June, 1996, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until April 30, 2001 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured within five (5) days following the giving of any applicable notice; or in the event that any default or event of default shall occur under that certain Loan Agreement of even date herewith, between Makers and Payee (the "Loan Agreement"), which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Makers be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Makers, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Makers, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Makers and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Makers and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Makers hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Makers and Payee as more specifically described in the Loan Agreement. Makers hereby agree that the indebtedness and other obligations evidenced by this Note shall be designated as Senior Debt as that term is defined in certain Subordinated Convertible Debentures issued by Makers.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Makers and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Makers" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                         MAKERS:

                                         VISTA INFORMATION SOLUTIONS, INC.
                                            a Minnesota corporation


                                         By: /s/Thomas R. Gay
                                         Title: Chief Executive Officer


                                         VISTA ENVIRONMENTAL INFORMATION, INC.,
                                            a Delaware corporation


                                         By: /s/Thomas R. Gay
                                         Title: Chief Executive Officer




NEITHER THE WARRANT REPRESENTED BY THIS AGREEMENT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND SUCH LAWS OR (2) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT AND SIMILAR OR OTHER AVAILABLE EXEMPTIONS FROM QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

                             STOCK PURCHASE WARRANT

         This Warrant is issued this 30th day of April, 1996, by VISTA INFORMATION SOLUTIONS, INC., a Minnesota corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any permitted assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                   AGREEMENT:

         1. ISSUANCE OF WARRANT; TERM. For and in consideration of SIRROM CAPITAL CORPORATION making a loan to the Company in an amount of Two Million Five Hundred Thousand and no/100ths Dollars ($2,500,000) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 1,247,582 shares of the Company's common stock (the "Common Stock"), which the Company represents to equal 5% of the shares of Common Stock outstanding on the date hereof, calculated on a fully diluted basis and assuming exercise of this Warrant for such 5% ("Base Amount"), provided that in the event that any portion of the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below:


                 DATE                                              BASE AMOUNT
- - - ---------------------------------------- ----- --------------------------------
  April 30, 1999                    1,745,358 shares, which the Company
                                    represents to equal 6.5% of the shares of
                                    the Common Stock outstanding on the date
                                    hereof calculated on a fully diluted basis
                                    after exercise of this Warrant

  April 30, 2000                    2,348,376 shares, which the Company
                                    represents to equal 8.0% of the shares of the Common Stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant

  April 30, 2001                    3,097,668 shares, which the Company
                                    represents to equal 9.5% of the shares of the Common Stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant

The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable, on the terms and subject to the conditions provided herein, at any time and from time to time from the date hereof until May 31, 2001.

         2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

         3. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: Vista Information Solutions, Inc., 5060 Shoreham Place, Suite 300, San Diego, CA 92122 or such other address as the Company shall designate in a written notice to the Holder hereof, together with an investment representation letter in substantially the form attached hereto as Exhibit A, this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value (after subtracting from such value the aggregate Exercise Price for such Shares) equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder (subject to compliance by the Holder with the provisions of applicable law and this Warrant regarding transfers of any interest herein or the Shares for which this Warrant may be exercised). If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

         4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

                  (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act and under any applicable Blue Sky Laws (the Company hereby acknowledges that Caldwell & Caldwell, P.C. is acceptable counsel). Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:


                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws. Without limiting the foregoing, the Holder acknowledges that it has concurrently herewith executed and delivered to the Company an investment representation letter in substantially the form attached hereto as Exhibit A.

                  (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

                  (c) The Company covenants and agrees that except for shares issued pursuant to the exercise of stock options granted to employees of the Company prior to the date hereof, it shall not sell any shares of the Company's capital stock at a price per share below the fair market value of such shares, without the prior written consent of the Holder hereof. Fair market value shall be established by the Company's board of directors in a commercially reasonable manner (with reference, as applicable, to any established and active public market for the shares of Common Stock sold by the Company). The basis for determination (if fair market value is determined by the Company's board of directors to be less than the prevailing price in an established and active public market for the shares of Common Stock sold by the Company) shall be provided in writing to the Holder hereof. In the event that the Company sells shares of the Company's capital stock in violation of this Section 4(c), the number of Shares then issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of Shares issuable pursuant to this Warrant prior to such sale by the quotient obtained by dividing (i) the number of shares of Common Stock outstanding on a fully diluted basis prior to such sale plus the number of shares sold in such sale by (ii) the number of shares of Common Stock outstanding on a fully diluted basis prior to such sale plus the number of shares which the gross proceeds of such sale could have purchased if shares had been sold in such sale at fair market value. The provisions of this Section 4(c) constitute the sole remedy for the Holder with respect to a violation by the Company of the provisions of the first sentence of this Section 4(c). Without limitation, the provisions of this Section 4(c) shall not apply to any exercise of this Warrant (or any warrant which relates to the original Warrant) or the exercise or conversion of any derivative securities issued and outstanding on or before the date first above written.

         5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof (and the provisions of applicable state and federal law), this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.

         6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

         7. OBSERVATION RIGHTS. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full. The Holder acknowledges the provisions of Rule 10b-5 promulgated under the Securities Exchang eAct of 1934, as amended, and covenants that it will not engage in any transactions involving securities of the Company while the Holder or its affiliates are in possession of material, non-public information with respect thereto. In the event that the Holder exercises its right to attend board meetings and/or receive matierals supplied to members of the board, or the Holder otherwise receives matieral, non-public information regarding the Company, the Holder covenants that it will execute and deliver to the Company reasonably acceptable confidentiality and standstill agreement with respect to information regarding the Company and/or the securities of the Company.

         8.       ADJUSTMENT UPON CHANGES IN STOCK.

                  (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                  (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

         9.       REGISTRATION.

                  (a) The Company and the Holder agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering(but without any obligation to do so and solely with respect to an offering only for cash, and other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to a Securities and Exchange Commission Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Shares), it will give notice in writing to such effect to the Holder, and, at the written request of the Holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein as well as fees and expenses of counsel to such Holder) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include only that number of selling shareholder securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the selling shareholder securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares requested to be included are included in the offering).

                  (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the Securities and Exchange
                  Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                           (ii) Prepare and file with the Commission such
                  amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                           (iii) Furnish to the selling Holder(s) such numbers
                  of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                           (iv) Use its best efforts to register and qualify
                  under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) Promptly notify each selling Holder of the
                  happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                           (vi) Provide a transfer agent and registrar for all
                  such Shares not later than the effective date of such registration statement.

                           (vii) Enter into such customary agreements (including
                  underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                           (viii) Subject to any reasonable confidentiality
                  agreement or procedure requested by the Company, make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                           (ix) Promptly notify the selling Holder(s) and the
                  underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

                           (x) Make every reasonable effort to prevent the entry
                  of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                           (xi) Cooperate with the selling Holder(s) and the
                  underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

                           (xii) Provide a CUSIP number for all the Shares not
                  later than the effective date of the registration statement.

                           (xiii) Prior to the effectiveness of the registration
                  statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the Holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the selling Holders and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

                           (xiv) Otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

                  (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to the Holder pursuant to this Warrant without the prior written consent of the Holder.

                  (d) The Company's obligations under Section 9(a) above with respect to each Holder of Shares are expressly conditioned upon (i) such Holder's furnishing to the Company in writing such information concerning such Holder and the terms of such Holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement, (ii) such Holder executing any underwriting agreement required by any underwriter in connection with the proposed offering and (iii) such Holder executing a specific under taking in favor of the Company to perform such Holder's obligations with respect to an offering, and to abide by all applicable conditions and restrictions, as set forth herein. If any registration statement including any of the Shares is filed, then the Company shall indemnify each Holder thereof (and each underwriter for such Holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder of the Shares expressly for use in connection with such registration statement; and such Holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such Holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such Holder of the Shares expressly for use in connection with such registration statement.

                  (e) No Holder of Shares shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Section.

                  (f) The right to request the Company to register Shares pursuant to this Section shall not apply to any Holder of less than 100,000 Shares (appropriately adjusted to reflect any stock dividend, distribution, stock split or combination, reclassification, recapitalization or other similar event affecting the number of Shares occurring after the date first above written).

                  (g) Any provision of this Section may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and (ii) the Holder of a majority of the Shares for which registration is possible as provided in this Section.

                  (h) No person shall be entitled to exercise any right relating to registration provided for in this Section with respect to any Shares, following any transfer of such Shares in a registered offering or in a transaction pursuant to Rule 144 under the Securities Act. In addition, the Company shall not be obligated to include any securities in a registration statement if the Company shall have received an opinion of its counsel or of other counsel to the affected Holders to the effect that the proposed disposition of securities may be effected without registration under the Securities Act.

                  (i) Notwithstanding anything in this Section 9 to the contrary, it is agreed that none of the rights granted Holder in this
         Section 9 shall be prior to or in conflict with any registration rights previously granted any third parties and that the registration rights of Holder and the registration rights of any such third parties shall be pari passu to the extent permitted in the third party agreements relating thereto.

         10. CERTAIN NOTICES. In case at any time the Company shall propose to:

                  (a) declare any cash dividend upon its Common Stock;

                  (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

                  (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

                  (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

                  (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

         then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         11. TERMINATION. Except as otherwise provided in Section 9 with respect to the provisions thereof, all provisions of this Warrant (including, without limitation, the covenants of the Company set forth in this Warrant) shall expire upon the earlier of May 31, 2001 or the exercise in full of this Warrant.


         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                  COMPANY:     VISTA INFORMATION SOLUTIONS, INC.,
                                  a Minnesota corporation


                               By: /s/ Thomas R. Gay
                               Title: Chief Executive Officer



                  HOLDER:      SIRROM CAPITAL CORPORATION,
                                  a Tennessee corporation


                               By: /s/George M. Miller II

                               Title: Chief Executive Officer




                  MANAGEMENT
                  SHAREHOLDERS:  _________________________________________

                                 _________________________________________



                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is dated as of the 30th day of April, 1996, by and between VISTA INFORMATION SOLUTIONS, INC., a Minnesota corporation, VISTA ENVIRONMENTAL INFORMATION, INC., a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                                   WITNESSETH:

         WHEREAS, Lender is making a loan (the "Loan") in the amount of $2,500,000 to Borrowers, pursuant to that certain Loan Agreement of even date herewith by and between Borrowers and Lender (the "Loan Agreement"); and

         WHEREAS, in connection with the making of the Loan, Lender desires to obtain from Borrowers and Borrowers desire to grant to Lender a security interest in certain collateral more particularly described below.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Security Interest. Each Borrower hereby grants to Lender a security interest in the following described property and any and all proceeds and products thereof and accessions thereto (collectively the "Collateral"):

                  (a) Equipment. All equipment of Borrower of any kind and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto;

                  (b) Inventory, Accounts, Contract Rights, Chattel Paper and General Intangibles. All of Borrower's inventory and any agreements for lease of same and rentals therefrom, and all of Borrower's accounts, accounts receivable, contract rights, chattel paper and general intangibles and the proceeds therefrom, whether now in existence or owned or hereafter arising or acquired, entered into or created, and wherever located; and whether held for lease or sale, or furnished or to be furnished under contracts of service;

                  (c) Trademarks, Etc. All trademarks and service marks now held or hereafter acquired by Borrower, both those that are registered with the United States Patent and Trademark Office and any unregistered marks used by Borrower in the United States, and trade dress, including logos and designs, in connection with which any such marks are used, together with all registrations regarding such marks and the rights to renewals thereof, and the goodwill of the business of Borrower symbolized by such marks;

                  (d) Copyrights. All copyrights now held or hereafter acquired by Borrower and any applications for U.S. copyrights hereafter made by Borrower; and

                  (e) Proprietary Information, Computer Data, Etc. All proprietary information and trade secrets of Borrower with respect to Borrower's business and all of Borrower's computer programs and the information contained therein and all intellectual property rights with respect thereto, subject, however, to the rights of Insurance Services Office, Inc. ("ISO") under ISO's agreement with Borrowers.

         2. Secured Indebtedness. The obligations secured hereby shall include
(a) loans to be made concurrently or in connection with this Agreement or the Loan Agreement as evidenced by one or more promissory notes payable to the order of Lender that shall be due and payable as set forth in such promissory notes, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrowers to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrowers and (c) all future advances made by Lender for taxes, levies, insurance and preservation of the Collateral and all attorney's fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby.

         3. Representations, Warranties and Agreements of Borrower. Each Borrower represents, warrants and agrees as follows:

                  (a) Borrower will promptly notify Lender, in writing, of any new place or places of business if the Collateral is used in business, or of any change in Borrower's residence if the Collateral is not used in business, and regardless of use, of any change in the location of the Collateral or any records pertaining thereto.

                  (b) Except as set forth on Schedule 3(b) hereto, Borrower is the owner of the Collateral free and clear of any liens and security interests. Borrower will defend the Collateral against the claims and demands of all persons.

                  (c) Borrower will pay to Lender all amounts secured hereby as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will promptly perform all terms of said indebtedness and this or any other security or loan agreement between Borrower and Lender, and will promptly discharge all said liabilities.

                  (d) Borrower will at all times keep the Collateral insured against all insurable hazards in amounts equal to the full cash value of the Collateral. Such insurance shall be in such companies as may be acceptable to Lender, with provisions satisfactory to Lender for payment of all losses thereunder to Lender as its interests may appear. If required by Lender, Borrower shall deposit the policies with Lender. So long as no Event of Default has occurred, any money received by Lender under said policies shall be delivered by Lender to Borrower for the purpose of repairing or restoring the Collateral. Borrower assigns to Lender all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay all proceeds directly to Lender, and appoints Lender Borrower's attorney in fact to endorse any draft or check made payable to Borrower in order to collect the benefits of such insurance. If Borrower fails to keep the Collateral insured as required by Lender, Lender shall have the right to obtain such insurance at Borrower's expense and add the cost thereof to the other amounts secured hereby.

                  (e) Borrower will pay all costs of filing of financing, continuation and termination statements with respect to the security interests created hereby, and Lender is authorized to do all things that it deems necessary to perfect and continue perfection of the security interests created hereby and to protect the Collateral.

                  (f) The address set forth after Borrower's signature on this Agreement is Borrower's principal place of business and the location of all tangible Collateral and the place where the records concerning all intangible Collateral are kept and/or maintained.

         4. Default. Borrowers shall be in default upon failure to observe or perform any of Borrowers' agreements herein contained, or upon the occurrence of a default or Event of Default under the Loan Agreement or any other Loan Document (as defined in the Loan Agreement) that has not been cured during the applicable grace period, or if any warranty or statement by Borrowers herein or furnished in connection herewith is false or misleading, or if Lender in good faith believes its prospect of payment and performance is impaired.

         5. Remedies Upon Default. Upon default hereunder, all sums secured hereby shall immediately become due and payable at Lender's option without notice to Borrowers, and Lender may proceed to enforce payment of same and to exercise any and all rights and remedies provided by the Uniform Commercial Code (Tennessee) or other applicable law, as well as all other rights and remedies possessed by Lender, all of which shall be cumulative. Whenever Borrowers is in default hereunder, and upon demand by Lender, Borrowers shall assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender and Borrower. Any notice of sale, lease or other intended disposition of the Collateral by Lender sent to Borrower at the address hereinafter set forth, or at such other address of Borrower as may be shown on Lender's records, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower.

         Lender may waive any default before or after the same has been declared without impairing its right to declare a subsequent default hereunder, this right being a continuing one.

         6. Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

         7. Binding Effect. This Agreement shall inure to the benefit of Lender's successors and assigns and shall bind each Borrower's heirs, representatives, successors and assigns.

         8. Financial Reporting. Neither Borrower has undisclosed or contingent liabilities that are not reflected in the financial statements on file with Lender at the execution of this Agreement. Lender shall have the right, at any time, by its own auditors, accountants or other agents, to examine or audit any of the books and records of Borrowers, or the Collateral, all of which will be made available upon request. Such accountants or other representatives of Lender will be permitted to make any verification of the existence of the Collateral or accuracy of the records that Lender deems necessary or proper. Any reasonable out-of-pocket expenses incurred by Lender in making such examination, inspection, verification or audit shall be paid by Borrowers promptly on demand and shall be secured by the security interest granted hereby.

         9. Termination Statement. Each Borrower agrees that, notwithstanding the payment in full of all indebtedness secured hereby and whether or not there is any outstanding obligation of Lender to make future advances, Lender shall not be required to send such Borrower a termination statement with respect to any financing statement filed to perfect Lender's security interest(s) in any of the Collateral, unless and until such Borrower shall have made written demand therefor. Upon receipt of proper written demand, Lender may at its option, in lieu of sending a termination statement to such Borrower, cause said termination statement to be filed with the appropriate filing officer(s).

         10. Protection of Collateral. Neither Borrower will permit any liens or security interests other than those created by this Agreement to attach to any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, nor permit any tangible Collateral to become attached to or commingled with other goods without the prior written consent of Lender.

         11. Special Agreements With Respect to Certain Tangible Collateral. Each Borrower additionally agrees and warrants as follows:

                  (a) Borrower will not permit any of the Collateral to be removed from the location specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of Lender, and will permit Lender to inspect the Collateral at any time.

                  (b) If any of the Collateral is equipment or goods of a type normally used in more than one state (whether or not actually so used), Borrower will contemporaneously herewith furnish Lender a list of the states wherein such equipment or goods are or will be used, and hereafter will notify Lender in writing (i) of any other states in which such equipment or goods are so used, and (ii) of any change in the location of Borrower's chief place of business.

                  (c) Borrower will not sell, exchange, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Lender, except in the ordinary course of Borrower's business.

                  (d) Borrower will keep the Collateral in good condition and repair and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral. If Borrower fails to pay such sums, Lender may do so for Borrower's account and add the amount thereof to the other amounts secured hereby.

                  (e) Until default in any of the terms hereof, or the terms of any indebtedness secured hereby, Borrower shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

                  (f) Borrower will not allow the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

         12. Special Agreements With Respect to Intangible and Certain Tangible Collateral. Each Borrower additionally warrants and agrees as follows:

                  (a) So long as neither Borrower is in default hereunder, Borrowers shall have the right to process and sell Borrowers' inventory in the regular course of business. Lender's security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be promptly delivered to Lender and subject to the security interest granted hereby. If at any time any of Borrowers' inventory is represented by any document of title, such document of title will be delivered promptly to Lender and subject to the security interest granted hereby.

                  (b) By the execution of this Agreement, Lender shall not be obligated to do or perform any of the acts or things provided in any contracts covered hereby that are to be done or performed by Borrowers, but if there is a default by either Borrower in the payment of any amount due in respect of any indebtedness secured hereby, then Lender may, at its election, perform some or all of the obligations provided in said contracts to be performed by Borrowers, and if Lender incurs any liability or expenses by reason thereof, the same shall be payable by Borrowers upon demand and shall also be secured by this Agreement.

                  (c) At any time after either Borrower is in default hereunder or under the Loan Agreement, Lender shall have the right to notify the account debtors obligated on any or all of Borrowers' accounts receivable to make payment thereof directly to Lender, and to take control of all proceeds of any such accounts receivable. Until such time as Lender elects to exercise such right by mailing to Borrowers written notice thereof, Borrower is authorized, as agent of the Lender, to collect and enforce said accounts receivable.

         13. Power of Attorney. Each Borrower hereby constitutes the Lender or its designee, as such Borrower's attorney-in-fact with power, upon the occurrence and during the continuance of a monetary Event of Default, to endorse Borrower name upon any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral that may come into either its or the Lender's possession; to sign the name of Borrower on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers; to send verifications of accounts receivable; to notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as the Lender may designate; to execute any of the documents referred to in Section 3(e) hereof in order to perfect and/or maintain the security interests and liens granted herein by Borrower to the Lender; to do all other acts and things necessary to carry out this Security Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the obligations secured hereby are paid in full and any and all promissory notes executed in connection therewith are terminated and satisfied.


         IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement, or have caused this Agreement to be executed as of the date first above written.

                                 BORROWERS:

                                 VISTA Information Solutions, Inc.

                                 By: /s/Thomas R. Gay
                                 Title:  Chief Executive Officer


                                 Address: 5040 Shoreham Drive
                                          San Diego, CA 92122


                                 VISTA Environmental Information, Inc.


                                 By: /s/Thomas R. Gay

                                 Title:  Chief Executive Officer


                                 Address: 5040 Shoreham Drive
                                          San Diego, CA 92122

                                 LENDER:

                                 SIRROM CAPITAL CORPORATION

                                 By: /s/George M. Miller II

                                 Title:  Chief Executive Officer




                                  SCHEDULE 3(b)

                                     (Liens)




                           ECONOMIC IMPACT ASSESSMENT

1. Please indicate the number of full-time equivalent jobs created or retained as a direct result of this financing.





2. Please indicate the impact of this financing in terms of expanded revenue and taxes and other appropriate economic benefits including, but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms (Standard Industrial Classification Major Groups 20-39).